Exhibit B
July 18, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


            Re:  File Number 33-30531
                 T. Rowe Price U.S. Treasury Funds, Inc.
                 on behalf of its U.S. Treasury Long-Term Fund


Gentlemen:


As Legal Counsel for T. Rowe Price Associates, Inc., I work on various matters involving the T. Rowe Price U.S. Treasury Funds, Inc. ("Registrant") and, in this connection, have read and reviewed Post-Effective Amendment No. 14 to the Registrant's Registration Statement, Form N-1A (SEC File Number 33-30531).
  In accordance with the provisions of paragraphs (b)(3) and (e) of Rule 485 under the Securities Act of 1933, as amended, I hereby represent that
(i) no material event requiring disclosure in the Regist


                                    Sincerely,


                                    /s/ HENRY H. HOPKINS

he Registrant's most recent Post-Effective Amendment No. 13 and (ii) Post-Effective Amendment No. 14 does not contain any disclosures which would render such Amendment ineligible to become effective pursuant to paragraph
(b) of Rule 485.


                                    Sincerely,


                                    /s/ HENRY H. HOPKINS